Exhibit 99.1

agilon health Reports Third Quarter 2022 Results

Revenue increased 52% to $695 million, Medicare Advantage membership increased 45% to 266,600, and Medical Margin increased 74% to $76 million

Total members live on the agilon platform grew to 356,000, including 266,600 Medicare Advantage members and 89,400 Direct Contracting beneficiaries

Continued gains in Medicare Advantage profitability driven by strong performance across partner markets inclusive of higher membership growth

AUSTIN, T.X., Nov. 3, 2022 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Results:

•
Total revenue of $695 million increased 52% during the third quarter compared to $459 million in the third quarter 2021. For the nine months ending September 30, total revenue of $2.02 billion increased 47% compared to $1.37 billion in the comparable 2021 period.
•
Total members live on the agilon platform increased to 356,000 as of September 30, including 266,600 Medicare Advantage members and 89,400 Direct Contracting beneficiaries. Medicare Advantage membership increased 45%, with 14% growth in same geographies.
•
Medical margin of $76 million increased 74% during the third quarter compared to $43 million in the third quarter 2021. Medical margin represented 10.9% of revenue during the third quarter 2022, compared to 9.5% in the prior year quarter.
•
Net loss of $31 million in the third quarter, compared to a net loss of $36 million in third quarter 2021.
•
Adjusted EBITDA of negative $5 million in the third quarter compared to negative $14 million during the third quarter 2021. For the nine months ending September 30, Adjusted EBITDA of positive $15 million compared to negative $12 million in the comparable 2021 period. Adjusted EBITDA contribution from Direct Contracting was negative $3 million during the third quarter 2022, primarily due to ongoing refinements to the retrospective trend adjustment, and positive $6 million for the for the nine months ending September 30, 2022.

“Our strong third quarter performance reflects the power of our aligned partnership model to drive continued gains in profitability even with higher-than-expected membership growth,” said Steve Sell, Chief Executive Officer. “Together with our physician partners and payors, we are creating a sustainable model for primary care, one that improves quality and access for patients and rewards PCPs for the value created from a more effective approach to care delivery.”

Outlook for Fiscal Year 2022:

	Year Ending December 31, 2022
	Updated Guidance		Previous Guidance
	Low	High	Low	High
Medicare Advantage Members[1]	268,000	270,000	265,000	270,000
Direct Contracting Members[1]	85,000	87,000	80,000	85,000
Total Members Live on Platform[1]	353,000	357,000	345,000	355,000
Total Revenues ($M)	$2,674	$2,683	$2,615	$2,635
Medical Margin ($M)	$300	$309	$292	$305
Adjusted EBITDA ($M)[2]	$2	$7	$0	$10

1Membership reflects management’s outlook for end of period. agilon’s partnered Direct Contracting Entities (DCEs) are not consolidated within its financial results.

2We have not reconciled guidance for Adjusted EBITDA to net income (loss), the most comparable GAAP measure, and have not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss), including stock-based compensation.

Membership Details

Total members live on the agilon platform increased to 356,000 as of September 30, 2022. Total members live on the platform include 266,600 Medicare Advantage members and 89,400 attributed Direct Contracting beneficiaries.

agilon’s Medicare Advantage membership increased 45% year-over-year, driven by contributions from new geographies and 14% growth within same geographies.

Average Medicare Advantage membership was 270,050 during the third quarter.

Balance Sheet and Capital Position

As of September 30, agilon health’s balance sheet reflected cash, cash equivalents and marketable securities of $959 million and total debt of $45 million.

Webcast and Conference Call:

agilon health will host a conference call to discuss third quarter 2022 results on Thursday, November 3, 2022 at 5:00 PM Eastern Time. The conference call can be accessed by dialing (833) 927-1758 for U.S. participants and +1 (929) 526-1599 for international participants and referencing participant code 136807. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups transition to a value-based Total Care Model for senior patients. agilon provides the technology, people, capital, process, and access to a peer network that allow physician groups to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 17 diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information about agilon health, visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Forward-Looking Statements

Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should,” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, new partnership structures, financing activities, dispositions, or other transactions discussed in this release; and (ii) statements regarding growth opportunities, ability to deliver sustainable long-term value, business environment, long term opportunities and strategic growth plan including without limitation with respect to expected revenue and net income, total and average membership, Adjusted EBITDA, and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses, and our ability to achieve or maintain profitability in an environment of increasing expenses; our ability to identify and develop successful new geographies, physician partners and payors, or to execute upon our growth initiatives; our ability to execute our operation strategies or to achieve results consistent with our historical performance; our expectation that our expenses will increase in the future and the risk that medical expenses incurred on behalf of members may exceed the amount of medical revenues we receive; our ability to secure contracts with Medicare Advantage payors or to secure Medicare Advantage payments at favorable financial terms; our ability to recover startup costs incurred during the initial stages of development of our physician partner relationships and program initiatives; significant reductions in our membership; challenges for our physician partners in the transition to a Total Care Model; inaccuracies in the estimates and assumptions we use to project the size, revenue or medical expense amounts of our target markets; the spread of, and response to, the novel coronavirus, or COVID-19, and the inability to predict the ultimate impact on us; security breaches, loss of data or other disruptions to our data platforms; the impact of devoting significant attention and resources to the provision of certain transition services in connection with the disposition of our California operations; our subsidiaries’ lack of performance or ability to fund their operations, which could require us to fund such losses; our dependence on a limited number of key payors; the limited terms of our contracts with payors and that they may not be renewed upon their expiration; our reliance on our payors for membership attribution and assignment, data and reporting accuracy and claims payment; our dependence on physician partners and other providers to effectively manage the quality and cost of care and perform obligations under payor contracts; our dependence on physician partners to accurately, timely and sufficiently document their services and potential False Claims Act or other liability if any diagnosis information or encounter data are inaccurate or incorrect; reductions in reimbursement rates or methodology applied to derive reimbursement from, or discontinuation of, federal government healthcare programs, from which we derive substantially all of our total revenue; statutory or regulatory changes, administrative rulings, interpretations of policy and determinations by intermediaries and governmental funding restrictions, and their impact on government funding, program coverage and reimbursements; regulatory proposals directed at containing or lowering the cost of healthcare and our participation in such proposed models; the impact on our revenue of CMS modifying the methodology used to determine the revenue associated with MA members; the potential that we may incur future indebtedness; and risks related to other factors discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Annual Report on Form 10-K for the year ended December 31, 2021. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.

Condensed Consolidated Balance Sheets

In thousands, except per share data

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$551,287	$1,040,039
Restricted cash and equivalents	13,192	14,781
Marketable securities	407,993	—
Receivables, net	637,731	293,407
Prepaid expenses and other current assets, net	24,067	18,968
Total current assets	1,634,270	1,367,195
Property and equipment, net	17,940	9,161
Intangible assets, net	60,602	55,398
Goodwill	41,540	41,540
Other assets, net	116,083	112,958
Total assets	$1,870,435	$1,586,252
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$490,840	$239,014
Accounts payable and accrued expenses	162,386	112,946
Current portion of long-term debt	5,000	5,000
Total current liabilities	658,226	356,960
Long-term debt, net of current portion	39,713	43,401
Other liabilities	87,207	94,295
Total liabilities	785,146	494,656

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 411,741 and 400,095 shares issued and outstanding, respectively	4,117	4,001
Additional paid-in capital	2,094,562	2,045,572
Accumulated deficit	(1,007,764)	(957,677)
Accumulated other comprehensive income (loss)	(5,098)	—
Total agilon health, inc. stockholders' equity (deficit)	1,085,817	1,091,896
Noncontrolling interests	(528)	(300)
Total stockholders’ equity (deficit)	1,085,289	1,091,596
Total liabilities and stockholders’ equity (deficit)	$1,870,435	$1,586,252

agilon health, inc.

Condensed Consolidated Statements of Operations

In thousands, except per share data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues:
Medical services revenue	$693,934	$457,646	$2,015,541	$1,367,736
Other operating revenue	924	967	2,896	2,937
Total revenues	694,858	458,613	2,018,437	1,370,673
Expenses:
Medical services expense	618,287	414,202	1,771,635	1,217,039
Other medical expenses	50,659	29,454	144,512	86,809
General and administrative (including noncash stock-based compensation expense of $7,907, $11,960, $18,430, and $287,980, respectively)	51,980	46,643	143,738	401,981
Depreciation and amortization	3,450	3,915	9,865	10,923
Total expenses	724,376	494,214	2,069,750	1,716,752
Income (loss) from operations	(29,518)	(35,601)	(51,313)	(346,079)
Other income (expense):
Other income (expense), net	574	(269)	9,840	4,034
Gain (loss) on lease terminations	—	—	(5,458)	—
Interest expense	(1,000)	(867)	(2,816)	(5,306)
Income (loss) before income taxes	(29,944)	(36,737)	(49,747)	(347,351)
Income tax benefit (expense)	(559)	(256)	(1,068)	(707)
Income (loss) from continuing operations	(30,503)	(36,993)	(50,815)	(348,058)
Discontinued operations:
Income (loss) before income taxes	(224)	1,117	526	(1,781)
Income tax benefit (expense)	(12)	(82)	(26)	(211)
Total discontinued operations	(236)	1,035	500	(1,992)
Net income (loss)	(30,739)	(35,958)	(50,315)	(350,050)
Noncontrolling interests’ share in (earnings) loss	71	115	228	284
Net income (loss) attributable to common shares	$(30,668)	$(35,843)	$(50,087)	$(349,766)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.07)	$(0.09)	$(0.12)	$(0.95)
Discontinued operations	$—	$—	$—	$(0.01)
Weighted average shares outstanding, basic and diluted	411,065	391,229	406,823	365,018

agilon health, inc.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(50,315)	$(350,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,865	11,032
Stock-based compensation expense	18,430	287,980
Loss on debt extinguishment	—	1,590
Loss (income) from equity method investments	(3,473)	(2,080)
Other non-cash items	4,261	(111)
Changes in operating assets and liabilities	(59,617)	(47,623)
Net cash provided by (used in) operating activities	(80,849)	(99,262)
Cash flows from investing activities:
Purchase of property and equipment, net	(11,937)	(3,164)
Purchase of intangible assets	(12,415)	(6,794)
Investment in loans receivable and other	(4,510)	(76,613)
Investments in marketable securities	(423,183)	—
Proceeds from sale of marketable securities and other	15,127	1,312
Proceeds from sale of business and property, net of cash divested	500	(2,644)
Net cash provided by (used in) investing activities	(436,418)	(87,903)
Cash flows from financing activities:
Proceeds from initial public offering	—	1,170,942
Proceeds from other equity issuances, net	30,676	1,606
Proceeds from the issuance of long-term debt	—	100,000
Repayments of long-term debt	(3,750)	(118,647)
Equity and debt issuance costs and other	—	(9,928)
Net cash provided by (used in) financing activities	26,926	1,143,973
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	(490,341)	956,808
Cash, cash equivalents and restricted cash and equivalents from continuing operations, beginning of period	1,054,820	135,178
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, beginning of period	—	3,917
Cash, cash equivalents and restricted cash and equivalents, beginning of period	1,054,820	139,095
Cash, cash equivalents and restricted cash and equivalents, end of period	$564,479	$1,095,903

agilon health, inc.

Key Operating Metrics

In thousands

(unaudited)

MEDICAL MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Medical services revenue	$693,934	$457,646	$2,015,541	$1,367,736
Medical services expense	(618,287)	(414,202)	(1,771,635)	(1,217,039)
Medical margin	$75,647	$43,444	$243,906	$150,697

Medical margin represents the amount earned from medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Platform support costs	$34,764	$33,547	$104,868	$92,622
Geography entry costs(1)	14,034	2,704	24,456	12,711
Severance and related costs	512	856	2,470	5,098
Management fees(2)	—	—	—	433
Stock-based compensation expense	7,907	11,960	18,430	287,980
Other(3)	(5,237)	(2,424)	(6,486)	3,137
General and administrative	$51,980	$46,643	$143,738	$401,981

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue.
(2)
Represents management fees and other expenses paid to Clayton Dubilier & Rice, LLC (“CD&R”) prior to our IPO. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes non-cash accruals for unasserted claims and contingent liabilities.

Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.

Non-GAAP Financial Measures

In thousands

(unaudited)

NETWORK CONTRIBUTION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income (loss) from operations	$(29,518)	$(35,601)	$(51,313)	$(346,079)
Other operating revenue	(924)	(967)	(2,896)	(2,937)
Other medical expenses	50,659	29,454	144,512	86,809
Other medical expenses—live geographies(1)	(43,507)	(25,977)	(133,623)	(78,794)
General and administrative	51,980	46,643	143,738	401,981
Depreciation and amortization	3,450	3,915	9,865	10,923
Network contribution	$32,140	$17,467	$110,283	$71,903

(1)
Represents physician compensation expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue. For the three months ended September 30, 2022 and 2021, costs incurred in implementing geographies were $7.2 million and $3.5 million, respectively. For the nine months ended September 30, 2022 and 2021, costs incurred in implementing geographies were $10.9 million and $8.0 million, respectively.

ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(30,739)	$(35,958)	$(50,315)	$(350,050)
(Income) loss from discontinued operations, net of income taxes	236	(1,035)	(500)	1,992
Interest expense	1,000	867	2,816	5,306
Income tax expense (benefit)	559	256	1,068	707
Depreciation and amortization	3,450	3,915	9,865	10,923
(Gain) loss on lease terminations	—	—	5,458	—
Geography entry costs(1)	21,186	6,181	35,345	20,726
Severance and related costs(2)	512	856	2,470	5,098
Management fees(3)	—	—	—	433
Stock-based compensation expense	7,907	11,960	18,430	287,980
EBITDA adjustments related to equity method investments(4)	1,325	1,655	2,988	2,307
Other(5)	(10,089)	(2,712)	(12,753)	2,651
Adjusted EBITDA	$(4,653)	$(14,015)	$14,872	$(11,927)

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue. For the three months ended September 30, 2022 and 2021, (i) $7.2 million and $3.5 million, respectively, are included in other medical expenses and (ii) $14.0 million and $2.7 million, respectively, are included in general and administrative expenses. For the nine months ended September 30, 2022 and 2021, (i) $10.9 million and $8.0 million, respectively, are included in other medical expenses and (ii) $24.4 million and $12.7 million, respectively, are included in general and administrative expenses.
(2)
For the three and nine months ended September 30, 2022, includes taxes and related costs on stock option exercises for departed executives of $0.6 million and $2.0 million, respectively.
(3)
Represents management fees and other expenses paid to CD&R prior to our IPO. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(4)
Includes direct geography entry costs of $1.2 million for the three and nine months ended September 30, 2021.

(5)
Includes interest income and non-cash accruals for unasserted claims and contingent liabilities.

In addition to providing results that are determined in accordance with GAAP, we present network contribution and Adjusted EBITDA, which are non-GAAP financial measures.

We define network contribution as medical services revenue less the sum of: (i) medical services expense and (ii) other medical expenses excluding costs incurred in implementing geographies. Other medical expenses consist of physician compensation expense related to surplus sharing and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of our Total Care Model as it includes all medical services expense associated with our members’ care as well as partner compensation and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective geography.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) geography entry costs, (vi) stock-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.

Income (loss) from operations is the most directly comparable GAAP measure to network contribution. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe network contribution and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our live geographies by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe network contribution and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe network contribution and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate network contribution and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of network contribution and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts

Investor Contact

Matthew Gillmor

VP, Investor Relations

investors@agilonhealth.com

Media Contact

Claire Mulhearn

Chief Communications & Public Affairs Officer

media@agilonhealth.com

Source: agilon health